Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of ProFunds:

In planning and performing our audit of the financial statements of:

ProFund VP Asia 30
ProFund VP Internet

ProFund VP Short Mid-Cap ProFund VP Banks

ProFund VP Japan ProFund VP Short NASDAQ-100

ProFund VP Basic Materials
ProFund VP Large-Cap Growth

ProFund VP Short Small-Cap
ProFund VP Bear

ProFund VP Large-Cap Value
ProFund VP Small-Cap

ProFund VP Biotechnology
ProFund VP Mid-Cap

ProFund VP Small-Cap Growth
 ProFund VP Bull

ProFund VP Mid-Cap Growth
ProFund VP Small-Cap Value

ProFund VP Consumer Goods
ProFund VP Mid-Cap Value

ProFund VP Technology
 ProFund VP Consumer Services

ProFund VP NASDAQ-100
ProFund VP Telecommunications

ProFund VP Dow 30
ProFund VP Oil & Gas

ProFund VP U.S. Government Plus

ProFund VP Emerging Markets
ProFund VP Pharmaceuticals

ProFund VP UltraBull
ProFund VP Europe 30

ProFund VP Precious Metals
ProFund VP UltraMid-Cap

ProFund VP Falling U.S. Dollar
ProFund VP Real Estate

ProFund VP UltraNASDAQ-100
 ProFund VP Financials

ProFund VP Rising Rates Opportunity

ProFund VP UltraShort Dow 30

ProFund VP Government Money Market

ProFund VP Semiconductor
ProFund VP UltraShort NASDAQ-100

ProFund VP Health Care
ProFund VP Short Dow 30

ProFund VP UltraSmall-Cap
ProFund VP Industrials

ProFund VP Short Emerging Markets
ProFund VP Utilities

ProFund VP International
ProFund VP Short International



(fifty of the funds constituting ProFunds, hereafter referred to as the Funds) as of and for the year ended December 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of ProFunds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 27, 2018